Exhibit 99.1

World Fuel Services Corporation Reports Second Quarter Results

MIAMI--(BUSINESS WIRE)--July 30, 2014--World Fuel Services Corporation (NYSE:INT), a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel and related products and services, today reported second quarter net income of $48.2 million or $0.68 diluted earnings per share. Excluding expenses related to an executive non-renewal charge, net income was $51.2 million or $0.72 diluted earnings per share. This compares to $51.0 million or $0.71 diluted earnings per share in the second quarter of 2013. Non-GAAP net income and diluted earnings per share for the second quarter, excluding share-based compensation, amortization of acquired intangible assets and an executive non-renewal charge were $57.9 million and $0.81, respectively, compared to $57.5 million and $0.80 in 2013.

“Our quarterly results demonstrated the strength of our diversified business model and our continued commitment to executing on our business plan,” stated Michael J. Kasbar, chairman and chief executive officer. “We remain well positioned to capitalize on a growing set of strategic opportunities worldwide.”

The company’s aviation segment generated gross profit of $81.8 million, an increase of $12.9 million or 19% sequentially and $5.8 million or 8% year-over-year. The company’s marine segment generated gross profit of $48.8 million, an increase of $1.0 million or 2% sequentially, but a decrease of $3.5 million or 7% year-over-year. The company’s land segment posted gross profit of $60.9 million, a decrease of $10.4 million or 15% sequentially, but an increase of $0.8 million or 1% year-over-year.

“Our effective balance sheet management and strong cash flow generation has allowed us to continue to invest in both organic and acquisition related opportunities as evidenced by the Colt International acquisition,” said Ira M. Birns, executive vice president and chief financial officer. “Our solid liquidity profile provides a platform for growth as we look to maximize value for our customers, suppliers and shareholders.”

Non-GAAP Financial Measures

This press release includes selected financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). This information includes non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP financial measures exclude costs associated with share based compensation, amortization of acquired intangible assets, expenses related to the acquisition of Watson Petroleum Limited and the executive non-renewal charge primarily because we do not believe they are reflective of the Company's core operating results. We believe the exclusion of share-based compensation from operating expenses is useful given the variation in expense that can result from changes in the fair value of our common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of our operating costs. Also, we believe the exclusion of the amortization of acquired intangible assets, as well as the expenses related to the acquisition of Watson Petroleum Limited and the executive non-renewal charge, are useful for purposes of evaluating operating performance of our core operating results and comparing them period-over-period. We believe that these non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating the ongoing financial performance of the Company and to provide greater transparency as supplemental information to our GAAP results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of non-GAAP net income and non-GAAP diluted earnings per common share may not be comparable to the presentation of such metrics by other companies. Non-GAAP diluted earnings per common share is computed by dividing non-GAAP net income attributable to World Fuel and available to common shareholders by the sum of the weighted average number of shares of common stock, stock units, restricted stock entitled to dividends not subject to forfeiture and vested RSUs outstanding during the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Information Relating to Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations about opportunities for growth and our ability to maximize value. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the company’s Securities and Exchange Commission (“SEC”) filings, including the company’s Annual Report on Form 10-K filed with the SEC on February 14, 2014. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively integrate and derive benefits from acquired businesses, our ability to capitalize on new market opportunities, potential liabilities and the extent of any insurance coverage, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, the creditworthiness of our customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers and suppliers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, loss of, or reduced sales, to a significant government customer, uninsured losses, the impact of natural disasters, adverse results in legal disputes, unanticipated tax liabilities, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the company’s SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services on a worldwide basis. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

The company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBOs), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial, and government accounts. The company also offers transaction management services which consist of card payment solutions and merchant processing services to customers in the aviation, marine and land transportation industries. For more information, call 305-428-8000 or visit www.wfscorp.com.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN THOUSANDS)

	As of
	June 30,	December 31,
	2014	2013

Assets:
Current assets:
Cash and cash equivalents	$396,591	$292,061
Accounts receivable, net	2,921,830	2,538,642
Inventories	702,617	655,046
Prepaid expenses and other current assets	386,068	329,752

Total current assets	4,407,106	3,815,501

Property and equipment, net	197,357	129,685

Goodwill, identifiable intangible and other non-current assets	934,067	794,091

Total assets	$5,538,530	$4,739,277

Liabilities and equity:
Liabilities:
Current liabilities:
Short-term debt	$14,940	$14,647
Accounts payable	2,567,656	2,210,427
Accrued expenses and other current liabilities	389,314	289,441

Total current liabilities	2,971,910	2,514,515

Long-term debt	678,592	449,064
Other long-term liabilities	103,248	96,804
Total liabilities	3,753,750	3,060,383

Equity:
World Fuel shareholders' equity	1,779,892	1,673,898
Noncontrolling interest equity	4,888	4,996
Total equity	1,784,780	1,678,894

Total liabilities and equity	$5,538,530	$4,739,277

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA)

	For the Three Months ended		For the Six Months ended
	June 30,		June 30,
	2014	2013	2014	2013

Revenue	$11,342,475	$10,479,604	$21,893,371	$20,663,633
Cost of revenue	11,150,959	10,291,146	21,513,823	20,292,796

Gross profit	191,516	188,458	379,548	370,837

Operating expenses:
Compensation and employee benefits	77,363	72,745	148,438	142,174
Provision for bad debt	1,186	2,709	2,340	3,812
General and administrative	53,155	44,268	104,654	89,174

Total operating expenses	131,704	119,722	255,432	235,160

Income from operations	59,812	68,736	124,116	135,677
Non-operating expenses, net	(3,205)	(4,771)	(5,703)	(8,310)

Income before income taxes	56,607	63,965	118,413	127,367
Provision for income taxes	10,223	11,608	21,523	23,899

Net income including noncontrolling interest	46,384	52,357	96,890	103,468
Net (loss) income attributable to noncontrolling interest	(1,842)	1,341	(2,063)	3,727

Net income attributable to World Fuel	$48,226	$51,016	$98,953	$99,741

Basic earnings per common share	$0.68	$0.71	$1.40	$1.40

Basic weighted average common shares	70,842	71,516	70,768	71,483

Diluted earnings per common share	$0.68	$0.71	$1.39	$1.38

Diluted weighted average common shares	71,419	72,018	71,380	72,099

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Six Months ended
	June 30,		June 30,
	2014	2013	2014	2013

Cash flows from operating activities:
Net income including noncontrolling interest	$46,384	$52,357	$96,890	$103,468
Adjustments to reconcile net income including
noncontrolling interest to net cash provided by
operating activities:
Depreciation and amortization	14,610	11,439	27,067	22,287
Provision for bad debt	1,186	2,709	2,340	3,812
Share-based payment award compensation costs	3,701	4,325	7,669	8,197
Other	4,734	197	9,158	(49)
Change in cash collateral with financial counterparties	8,906	(1,286)	(1,190)	(723)
Changes in assets and liabilities, net of acquisitions	(69,108)	(26,961)	(39,928)	15,298
Total adjustments	(35,971)	(9,577)	5,116	48,822
Net cash provided by operating activities	10,413	42,780	102,006	152,290

Cash flows from investing activities:
Acquisitions and other investments, net of cash acquired	(10,242)	(25,415)	(164,205)	(25,415)
Capital expenditures	(11,142)	(11,695)	(20,014)	(24,644)
Escrow payment related to an assumed obligation of an acquired business	-	-	(21,724)	-
Purchase of investments	(1,130)	(21,588)	(1,130)	(21,588)
Proceeds from the sale of short-term investments	-	21,588	-	21,588
Other	288	-	288	-
Net cash used in investing activities	(22,226)	(37,110)	(206,785)	(50,059)

Cash flows from financing activities:
(Repayments) borrowings of debt, net	(35,371)	74,446	216,925	(29,205)
Dividends paid on common stock	(2,656)	(2,675)	(5,300)	(5,342)
Other	(1,135)	(3,671)	(3,459)	(6,406)
Net cash (used in) provided by financing activities	(39,162)	68,100	208,166	(40,953)

Effect of exchange rate changes on cash and
cash equivalents	1,067	(890)	1,143	(1,538)

Net (decrease) increase in cash and cash equivalents	(49,908)	72,880	104,530	59,740

Cash and cash equivalents, as of beginning of period	446,499	159,600	292,061	172,740

Cash and cash equivalents, as of end of period	$396,591	$232,480	$396,591	$232,480

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED - IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA)

	For the Three Months ended		For the Six Months ended
	June 30,		June 30,
	2014	2013	2014	2013

Non-GAAP financial measures and reconciliation:

GAAP net income attributable to World Fuel	$48,226	$51,016	$98,953	$99,741
Share-based compensation expense, net of income taxes (1)	1,785	2,918	4,451	5,461
Intangible asset amortization expense, net of income taxes (2)	4,861	3,576	8,809	7,308
Expenses related to the acquisition of Watson Petroleum
Limited	-	-	1,140	-
Executive non-renewal charge, net of income taxes (3)	2,994	-	2,994	-
Non-GAAP net income attributable to World Fuel	$57,866	$57,510	$116,347	$112,510

GAAP diluted earnings per common share	$0.68	$0.71	$1.39	$1.38
Share-based compensation expense, net of income taxes (1)	0.02	0.04	0.06	0.08
Intangible asset amortization expense, net of income taxes (2)	0.07	0.05	0.12	0.10
Expenses related to the acquisition of Watson Petroleum
Limited	-	-	0.02	-
Executive non-renewal charge, net of income taxes (3)	0.04	-	0.04	-
Non-GAAP diluted earnings per common share	$0.81	$0.80	$1.63	$1.56

(1)	The pre-tax amount of share-based compensation expense was $2,599 and $4,325 for the three months ended June 30, 2014 and 2013, respectively, and $6,567 and $8,197 for the six months ended June 30, 2014 and 2013, respectively.

(2)	The pre-tax amount of intangible asset amortization expense was $7,116 and $5,594 for the three months ended June 30, 2014 and 2013, respectively, and $13,091 and $11,439 for the six months ended June 30, 2014 and 2013, respectively.

(3)	The pre-tax amount of the executive non-renewal charge was $4,751 for the three and six months ended June 30, 2014.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
BUSINESS SEGMENTS INFORMATION
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Six Months ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenue:
Aviation segment	$4,436,505	3,745,070	$8,686,308	$7,675,658
Marine segment	3,532,817	3,967,109	7,013,034	7,684,248
Land segment	3,373,153	2,767,425	6,194,029	5,303,727
	$11,342,475	$10,479,604	$21,893,371	$20,663,633

Gross profit:
Aviation segment	$81,824	$76,041	$150,745	$153,025
Marine segment	48,841	52,332	96,683	94,014
Land segment	60,851	60,085	132,120	123,798
	$191,516	$188,458	$379,548	$370,837

Income from operations:
Aviation segment	$37,152	$33,873	$67,223	$68,753
Marine segment	20,945	24,062	41,970	39,321
Land segment	14,382	21,122	40,912	48,502
	72,479	79,057	150,105	156,576
Corporate overhead - unallocated	12,667	10,321	25,989	20,899
	$59,812	$68,736	$124,116	$135,677

CONTACT:
World Fuel Services Corporation
Ira M. Birns, 305-428-8000
Executive Vice President & Chief Financial Officer